Exhibit 10.1

SHARE

EXCHANGE AGREEMENT

by and among

Maitong Sunshine Cultural Development Co., Limited

a Nevada corporation

and

Maitong Sunshine Cultural Development Co., Limited

a Samoa International Company

and

the Shareholders of

Maitong Sunshine Cultural Development Co., Limited,

a Samoa International Company

Dated as of November 27, 2023

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of the 27th day of November, 2023, by and among Maitong Sunshine Cultural Development Co., Limited, a Nevada corporation (“Maitong Sunshine”), Maitong Sunshine Cultural Development Co., Limited, a Samoa international company (“Maitong Sunshine (Samoa)”), and the shareholders of Maitong Sunshine (Samoa) (the “Maitong Sunshine (Samoa) Shareholders”), upon the following premises:

PREMISES

WHEREAS, Maitong Sunshine agrees to acquire 100% of the issued and outstanding shares of Maitong Sunshine (Samoa) from the Maitong Sunshine (Samoa) Shareholders in exchange for certain shares of Maitong Sunshine (the “Exchange”) and the Maitong Sunshine (Samoa) Shareholders agree to exchange their shares of Maitong Sunshine (Samoa) on the terms described herein. On the Closing Date (as defined in Section 4.03), Maitong Sunshine (Samoa) will become a wholly-owned subsidiary of Maitong Sunshine; and

WHEREAS, the boards of directors of Maitong Sunshine and Maitong Sunshine (Samoa) have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the acquisition.

AGREEMENT

NOW THEREFORE, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MAITONG SUNSHINE (SAMOA)

As an inducement to, and to obtain the reliance of Maitong Sunshine, Maitong Sunshine (Samoa) represents and warrants, as of the Closing Date, as follows:

Section 1.01 Incorporation. Maitong Sunshine (Samoa) is an international company duly incorporated, validly existing, and in good standing under the laws of the Independent State of Samoa. Maitong Sunshine (Samoa) has delivered to Maitong Sunshine a complete and correct copy of the Memorandum and Articles of Association of Maitong Sunshine (Samoa) as in effect on the date hereof, as well as true and correct copies of the Certificate of Incorporation and the Register of Members. Maitong Sunshine (Samoa) has taken all actions required by law, its Memorandum and Articles of Association, or otherwise to authorize the execution and delivery of this Agreement.

Section 1.02 Authorized Shares. The number of shares which Maitong Sunshine (Samoa) is authorized to issue consists of 1,000,000 shares of a single class, par value of USD $1.00 per share. There are 10,000 shares currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries.

(a) Maitong Sunshine (Samoa) owns all of the outstanding shares of capital stock of Maitong Sunshine Cultural Development Co., Limited, a private company organized in Hong Kong (“Maitong Sunshine Hong Kong”). Maitong Sunshine (Samoa) does not own, beneficially or of record, any shares of or control any other corporation, except through its control of Maitong Sunshine Hong Kong.

(b) Maitong Sunshine Hong Kong owns all of the registered equity of Beijing Tongzhilian Cultural Development Co., Ltd. (“Beijing Tongzhilian”), a wholly foreign owned entity organized in the People’s Republic of China.

Section 1.04 Financial Condition.

(a) Maitong Sunshine (Samoa) has no assets other than the capital stock of Maitong Sunshine Hong Kong, and no liabilities, nor has it carried on any business activities other than acquisition of the Subsidiaries.

(b) The books and records, financial and otherwise, of Maitong Sunshine (Samoa) and the Subsidiaries are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 1.05 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Maitong Sunshine (Samoa) after reasonable investigation, threatened by or against Maitong Sunshine (Samoa) or affecting Maitong Sunshine (Samoa) or its Subsidiaries, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Maitong Sunshine (Samoa) does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.06 Compliance With Laws and Regulation. To the best of its knowledge, Maitong Sunshine (Samoa) and the Subsidiaries have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Maitong Sunshine (Samoa) or except to the extent that noncompliance would not result in the occurrence of any material liability for Maitong Sunshine (Samoa).

Section 1.07 PRC Laws and Regulations. To the best of their knowledge, Beijing Tongzhilian is in compliance with all applicable laws and regulations of the People’s Republic of China (“PRC”). All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of Beijing Tongzhilian in the PRC have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MAITONG SUNSHINE

As an inducement to, and to obtain the reliance of Maitong Sunshine (Samoa) and the Maitong Sunshine (Samoa) Shareholders, Maitong Sunshine represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. Maitong Sunshine is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Maitong Sunshine has delivered to the Maitong Sunshine (Samoa) Shareholders complete and correct copies of the articles of incorporation and bylaws of Maitong Sunshine (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Maitong Sunshine’s Articles. Maitong Sunshine has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Maitong Sunshine has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization.  Maitong Sunshine’s authorized capitalization consists of 1,000,000 shares of preferred stock and 150,000,000 shares of common stock, par value $0.001 per share, of which no shares of preferred stock or common stock are issued and outstanding. As of the Closing Date, (i) no shares of Maitong Sunshine’s capital stock were reserved for issuance upon the exercise of outstanding options to purchase such shares; (ii) no shares of Maitong Sunshine’s capital stock were reserved for issuance upon the exercise of outstanding warrants to purchase such shares; and (iii) no shares of capital stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities.

Section 2.03 Subsidiaries and Predecessor Corporations. Maitong Sunshine does not have any predecessor corporation(s) nor any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Condition. As of the Closing Date, Maitong Sunshine has no assets and no liabilities. Maitong Sunshine has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. The books and records, financial and otherwise, of Maitong Sunshine are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 2.05 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against Maitong Sunshine or affecting Maitong Sunshine or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 2.06 Operations.  Maitong Sunshine has carried on no business operations since the date of its organization. Maitong Sunshine is not a party to any contract, franchise, license agreement, agreement, debt instrument or other commitments, whether such agreement is in writing or oral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE MAITONG SUNSHINE (SAMOA) SHAREHOLDERS

The Maitong Sunshine (Samoa) Shareholders hereby represent and warrant, jointly and severally, to Maitong Sunshine as follows.

Section 3.01 Good Title. Each of the Maitong Sunshine (Samoa) Shareholders is the record and beneficial owner, and has good title to his or her Maitong Sunshine (Samoa) shares, with the right and authority to sell and deliver such Maitong Sunshine (Samoa) shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon the registration of Maitong Sunshine as the new owner of such Maitong Sunshine (Samoa) shares in the register of members of Maitong Sunshine (Samoa), Maitong Sunshine will hold good title to such Maitong Sunshine (Samoa) shares, free and clear of all liens.

Section 3.02 Finder’s Fee. Each of the Maitong Sunshine (Samoa) Shareholders represents and warrants that he or she has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.03 Acquisition of Exchange Shares for Investment.

(a) Each Maitong Sunshine (Samoa) Shareholder is acquiring the Exchange Shares for investment for such Maitong Sunshine (Samoa) Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Maitong Sunshine (Samoa) Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Exchange Shares. Each Maitong Sunshine (Samoa) Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each Maitong Sunshine (Samoa) Shareholder represents and warrants that he or she: (i) can bear the economic risk of his investment in Maitong Sunshine, and (ii) possesses such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the investment in Maitong Sunshine and its securities.

(c) Each Maitong Sunshine (Samoa) Shareholder hereby certifies he or she is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and is not acquiring the Exchange Shares for the account or benefit of any U.S. person, and understands that the Exchange Shares are not registered under the Securities Act and that the transfer thereof to such Maitong Sunshine (Samoa) Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person and certifies that such Shareholder will only transfer the Exchange Shares in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Each Maitong Sunshine (Samoa) Shareholder also certifies and agrees that hedging transactions may not be conducted unless in compliance with the Securities Act. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to, and the Maitong Sunshine (Samoa) Shareholder certifies to the following:

(i) The Maitong Sunshine (Samoa) Shareholder shall not sell the Exchange Shares publicly or privately, or through any short sale, or other hedging transaction to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for the restricted period mandated by Regulation S after the transfer of the Exchange Shares unless registered or exempt from registration;

(ii) Any other offer or sale of the Exchange Shares shall be made only if (A) during the restricted period any subsequent transferee certifies in writing that it is not a U.S. Person and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person, or (B) after the restricted period the Exchange Shares are transferred in a transaction that did not require registration under the Securities Act and applicable Blue Sky laws; and

(iii) Any transferee of the Exchange Shares who acquires the Exchange Shares during the Regulation S restricted period shall agree in writing to resell the Exchange Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(d) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Maitong Sunshine (Samoa) Shareholder was outside of the United States, its territories and possessions.

(e) Each certificate representing the Exchange Shares issued to a Maitong Sunshine (Samoa) Shareholder will be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES HAVE BEEN SOLD TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(f) Each Maitong Sunshine (Samoa) Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Maitong Sunshine and its securities, and, that all information required to be disclosed to such Maitong Sunshine (Samoa) Shareholder has been furnished to such Maitong Sunshine (Samoa) Shareholder. To the full satisfaction of each Maitong Sunshine (Samoa) Shareholder, he has been furnished all materials that he has requested relating to Maitong Sunshine and the transfer of the Exchange Shares hereunder, and each Maitong Sunshine (Samoa) Shareholder has been afforded the opportunity to ask questions of Maitong Sunshine’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Maitong Sunshine (Samoa) Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Maitong Sunshine set forth in this Agreement, on which each of the Maitong Sunshine (Samoa) Shareholders have relied in making an exchange of his shares of Maitong Sunshine (Samoa) for the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01 The Exchange. On the Closing Date, each of the Maitong Sunshine (Samoa) Shareholders shall assign, transfer and deliver the number of shares of Maitong Sunshine (Samoa) set forth on Table 1 attached hereto, constituting all of the shares of Maitong Sunshine (Samoa) held by such shareholder; the objective of such Exchange being the acquisition by Maitong Sunshine of not less than 100% of the issued and outstanding shares of Maitong Sunshine (Samoa). In exchange for the transfer of such securities by the Maitong Sunshine (Samoa) Shareholders, Maitong Sunshine shall issue to the Maitong Sunshine (Samoa) Shareholders a total of 60,000,000 shares of Maitong Sunshine’s common stock pursuant to Table 1 attached hereto, which will on the Closing Date represent 100% of the total outstanding capital stock of Maitong Sunshine, in exchange for all of the outstanding shares of Maitong Sunshine (Samoa) held by the Maitong Sunshine (Samoa) Shareholders (the “Exchange Shares”).

Section 4.02 Registration.

(a) Promptly upon the execution of this Agreement, each Maitong Sunshine (Samoa) Shareholder will execute such additional documents as are necessary to transfer to Maitong Sunshine registration of his or her shares of Maitong Sunshine (Samoa). The Maitong Sunshine (Samoa) Shareholders shall entrust such documents to an agent for purposes of registration in Samoa, and shall instruct the agent to obtain from the registered agent in Samoa for Maitong Sunshine (Samoa) a certificate of incumbency reciting that Maitong Sunshine is the registered owner of 100% of the outstanding shares of Maitong Sunshine (Samoa).

(b) Promptly upon the execution of this Agreement, Maitong Sunshine shall deliver to the transfer agent for the common stock of Maitong Sunshine instructions to cause the Exchange Shares to be issued to the Maitong Sunshine (Samoa) Shareholders and that such ownership should be recorded in book entry by said transfer agent.

Section 4.03 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on a date set by Maitong Sunshine after receipt of notice that the certificate of incumbency described in Section 4.02(a) above is available. At the Closing, Maitong Sunshine (Samoa) shall deliver to Maitong Sunshine the certificate of incumbency, and Maitong Sunshine shall deliver to each of the Maitong Sunshine (Samoa) Shareholders a notice from its transfer agent reciting that Shareholder’s book entry ownership of Exchange Shares. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

ARTICLE V

MISCELLANEOUS

Section 5.01 Regulation S Compliance. Maitong Sunshine and the Maitong Sunshine (Samoa) Shareholders agree that Maitong Sunshine shall refuse to register any transfer of shares issued pursuant to this Agreement if such transfer was not made in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and Maitong Sunshine may place a stop transfer order with its registrar and stock transfer agent covering all certificates representing the Exchange Shares.

Section 5.02 Delivery of Books and Records. At the Closing, Maitong Sunshine (Samoa) shall deliver to Maitong Sunshine the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Maitong Sunshine (Samoa) which are now in the possession of Maitong Sunshine (Samoa) or its representatives.

Section 5.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.

Section 5.04 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.05  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Maitong Sunshine Cultural Development Co., Limited (a Nevada corporation)		Maitong Sunshine Cultural Development Co., Limited (a Samoan international company

By:	/s/ Huang Fang	By:	/s/ Huang Fang
	Name: Huang Fang		Name: Huang Fang
	Title: President		Title: Director

Approved and Accepted by the MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED Shareholders:

/s/ Huang Fang	/s/ Gong Yuanli	/s/ He Ronghong
Huang Fang	Gong Yuanli	He Ronghong

/s/ He Rongju	/s/ Luo Shunping	/s/ Ming Xia
He Rongju	Luo Shunping	Ming Xia

/s/ Ye Huali	/s/ Du Jianmei	/s/ Huang Hua
Ye Huali	Du Jianmei	Huang Hua

/s/ Huang Min	/s/ Huang Yan	/s/ Guo Yingji
Huang Min	Huang Yan	Guo Yingji

/s/ Huang Kehuan	/s/ Huang Hai	/s/ Fu Yingting
Huang Kehuan	Huang Hai	Fu Yingting

/s/ Xiao Bin	/s/ Chen Baian	/s/ Liu Huiqin
Xiao Bin	Chen Baian	Liu Huiqin

/s/ Yu Dianjun	/s/ Zhou Jinlian	/s/ Shao Mingfeng
Yu Dianjun	Zhou Jinlian	Shao Mingfeng

/s/ Liao Caibin	/s/ Zheng Sanshui	/s/ Siriguleng
Liao Caibin	Zheng Sanshui	Siriguleng

/s/ Yang Xiuzhong	/s/ Guo Jinling	/s/ Liu Xin
Yang Xiuzhong	Guo Jinling	Liu Xin

/s/ Shao Yongman	/s/ Yan Huajing	/s/ Yang Zhilin
Shao Yongman	Yan Huajing	Yang Zhilin

/s/ Tao Yalan	/s/ Geng Xiangsheng	/s/ Tao Lixin
Tao Yalan	Geng Xiangsheng	Tao Lixin

/s/ Yao Hongmian	/s/ Dai Lijun	/s/ Zeng Hongyang
Yao Hongmian	Dai Lijun	Zeng Hongyang

/s/ Liu Shizhong	/s/ Li Binchun	/s/ Chen Yan
Liu Shizhong	Li Binchun	Chen Yan

/s/ Tao Huawei	/s/ She Yajie	/s/ Zhou Laihong
Tao Huawei	She Yajie	Zhou Laihong

/s/ Zhou Ying	/s/ Wang Xiumei	/s/ Zhang Miao
Zhou Ying	Wang Xiumei	Zhang Miao

/s/ Song Liyan	/s/ Ge Zhu	/s/ Wang Xiafen
Song Liyan	Ge Zhu	Wang Xiafen

/s/ Liang Yicheng	/s/ Wang Minfang	/s/ Xiong Fei
Liang Yicheng	Wang Minfang	Xiong Fei

/s/ Xu Zhongying	/s/ Sun Ping	/s/ He Chengshu
Xu Zhongying	Sun Ping	He Chengshu

/s/ Zhang Huanqin	/s/ Yang Li	/s/ Chen Yunhua
Zhang Huanqin	Yang Li	Chen Yunhua

/s/ Zhao Junzhi	/s/ Wei Guofeng	/s/ Xing Yan Hua
Zhao Junzhi	Wei Guofeng	Xing Yan Hua

/s/ Chen Wentong	/s/ Xing Yanhui
Chen Wentong	Xing Yanhui

Inner Mongolia Qianbaichuan Technology Co., Ltd.	Shijiazhuang Zhengdong Network Technology Co., Ltd.

By:	By:

Table 1: Exchange of Shares

Maitong Sunshine (Samoa) Shareholder	Maitong Sunshine (Samoa) Shares	Maitong Sunshine Exchange Shares
Huang Feng	4,900	29,400,000
Gong Yuanli	150	900,000
He Ronghong	150	900,000
He Rongju	150	900,000
Luo Shunping	150	900,000
Ming Xia	150	900,000
Ye Huali	150	900,000
Du Jianmei	150	900,000
Huang Hua	150	900,000
Huang Min	150	900,000
Huang Yan	150	900,000
Inner Mongolia Qianbaichuan Technology Co., Ltd.	467	2,802,000
Shijiazhuang Zhengdong Network Technology Co., Ltd.	467	2,802,000
Guo Yingji	83	498,000
Huang Kehuan	21	126,000
Huang Hai	21	126,000
Fu Yingting	47	282,000
Xiao Bin	15	90,000
Chen Baian	12	72,000
Liu Huiqin	206	1,236,000
Yu Dianjun	140	840,000
Zhou Jinlian	122	732,000
Shao Mingfeng	101	606,000
Liao Caibin	90	540,000
Zheng Sanshui	97	582,000
Siriguleng	86	516,000
Yang Xiuzhong	76	456,000
Guo Jinling	66	396,000
Liu Xin	40	240,000
Shao Yongman	27	162,000
Yan Huajing	13	78,000
Yang Zhilan	27	162,000
Tao Yalan	32	192,000
Geng Xiangsheng	41	246,000
Tao Lixin	30	180,000
Yao Hongmian	17	102,000
Dai Lijun	15	90,000
Zeng Hongyang	15	90,000
Liu Shizhong	33	198,000
Li Binchun	30	180,000
Chen Yan	29	174,000
Tao Huawei	65	390,000
Shi Yajie	74	444,000
Zhou Laihong	32	192,000
Zhou Ying	9	54,000
Wang Xiumei	15	90,000

Zhang Miao	21	126,000
Song Liyan	10	60,000
Ge Zhu	25	150,000
Wang Xiafen	24	144,000
Liang Yicheng	10	60,000
Wang Minfang	26	156,000
Xiong Fei	12	72,000
Xu Zhongying	59	354,000
Sun Ping	22	132,000
He Chengshu	27	162,000
Zhang Huanqin	41	246,000
Yang Li	23	138,000
Chen Yunhua	9	54,000
Zhao Junzhi	20	120,000
Wei Guofeng	10	60,000
Xing Yan Hua	490	2,940,000
Chen Wentong	35	210,000
Xing Yanhui	75	450,000
TOTAL	10,000	60,000,000